Exhibit 107

F-1

(Form Type)

LEIZIG THERMAL MANAGEMENT CO., LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457	(o)	—	—	US$	10,781,250	(1)	0.0001476	US$	1,591.31
	Equity	Ordinary Shares	457	(o)	—	—	US$	9,375,000	(2)	0.0001476	US$	1,383.75
Fees Previously Paid											US$	-
Total Offering Amounts							US$	20,156,250			US$	2,975.06

Net Fee Due											US$	2,975.06

(1)	Such amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder, including with respect to the Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Represents Ordinary Shares registered for resale on this registration statement by the selling shareholders named in this registration statement or their permitted transferees.